                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                            PREMIER BANCSHARES, INC.

                                      AND

                         NORTH FULTON BANCSHARES, INC.

                           Dated as of April 6, 1999

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Preamble...................................................................... 1

ARTICLE I
     TRANSACTIONS AND TERMS OF MERGER......................................... 1
     --------------------------------
     Merger................................................................... 1
     Time and Place of Closing................................................ 2
     Effective Time........................................................... 2
     Execution of Support Agreements.......................................... 2

ARTICLE II
     TERMS OF MERGER.......................................................... 2
     ---------------
     Articles of Incorporation................................................ 2
     Bylaws................................................................... 2
     Directors and Officers................................................... 2

ARTICLE III
     MANNER OF CONVERTING SHARES.............................................. 3
     ---------------------------
     Conversion of Shares..................................................... 3
     Anti-Dilution Provisions................................................. 3
     Shares Held by Premier or North Fulton................................... 4
     Conversion of Stock Options; Restricted Stock............................ 4
     Dissenting Shareholders.................................................. 4
     Fractional Shares........................................................ 5

ARTICLE IV
     EXCHANGE OF SHARES....................................................... 5
     ------------------
     Exchange Procedures...................................................... 5
     Rights of Former North Fulton Shareholders............................... 6

ARTICLE V
     REPRESENTATIONS AND WARRANTIES
     ------------------------------
     OF NORTH FULTON.......................................................... 6
     ---------------
     Organization, Standing, and Power........................................ 6
     Authority; No Breach By Agreement........................................ 7
     Common Stock............................................................. 8
     North Fulton Subsidiaries................................................ 8
     Financial Statements..................................................... 9
     Absence of Undisclosed Liabilities....................................... 9
     Absence of Certain Changes or Events..................................... 9
     Tax Matters..............................................................10







                                      (i)

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of April 6, 1999 by and between PREMIER BANCSHARES, INC. ("Premier"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Atlanta, Georgia, and NORTH FULTON BANCSHARES, INC. ("North Fulton"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Roswell, Georgia.

                                   Preamble
                                   ---------

     The Boards of Directors of Premier and North Fulton are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the merger of North Fulton with and into Premier, with Premier being the surviving corporation of the merger. At the effective time of such merger, the outstanding shares of capital stock of North Fulton will be converted into the right to receive shares of capital stock of Premier. As a result, shareholders of North Fulton will become shareholders of Premier, and the wholly-owned subsidiary of North Fulton, Milton National Bank, will continue to conduct its business and operations as a wholly-owned subsidiary of Premier. The transactions described in this Agreement are subject to the approvals of the Boards of Directors of both Premier and North Fulton, the shareholders of North Fulton, the Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the merger
(i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) for accounting purposes shall be accounted for as a "pooling of interests."

     As a condition and inducement to Premier's willingness to consummate the transactions contemplated by this Agreement, each of the directors of North Fulton will execute and deliver to Premier an agreement (a "Support Agreement") within ten (10) calendar days of the date of this Agreement, in substantially the form of Exhibit 6 to this Agreement.
            ---------

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                       TRANSACTIONS AND TERMS OF MERGER
                       --------------------------------

     1.1    Merger.  Subject to the terms and conditions of this Agreement, at
            ------
the Effective Time, North Fulton shall be merged with and into Premier in accordance with the provisions of

Section 14-2-1101, 14-2-1103, and 14-2-1105 of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC (the "Merger"). Premier shall be the Surviving Corporation resulting from the Merger. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Premier and North Fulton.

     1.2    Time and Place of Closing.  The Closing will take place at 10:00
            -------------------------
a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 10:00 a.m.), or at such other time as the Parties, acting through their chief executive officers may mutually agree. The place of Closing shall be at the offices of Womble Carlyle Sandridge & Rice, PLLC, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

     1.3    Effective Time.  The Merger and the other transactions contemplated
            --------------
by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officer of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (a) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (b) the date on which the shareholders of North Fulton approve this Agreement to the extent such approval is required by applicable Law; or such later date as may be mutually agreed upon in writing by the chief executive officer of each Party.

     1.4    Execution of Support Agreements.  Within ten (10) calendar days of
            -------------------------------
the execution of this Agreement and as a condition hereto, each of the directors of North Fulton will execute and deliver to premier a Support Agreement, in substantially the form of Exhibit 6 to this Agreement.
                          ---------


                                  ARTICLE II
                                TERMS OF MERGER
                                ---------------

     2.1    Articles of Incorporation.  The Articles of Incorporation of Premier
            -------------------------
in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation from and after the Effective Time until otherwise amended or repealed.

     2.2    Bylaws.  The Bylaws of Premier in effect immediately prior to the
            ------
Effective Time shall be the Bylaws of the Surviving Corporation from and after the Effective Time until otherwise amended or repealed.

     2.3    Directors and Officers.
            ----------------------

            (a) The officers and directors of the Surviving Corporation from and after the Effective Time shall consist of the officers and directors of Premier immediately preceding the

Effective Time, together with such additional persons as may thereafter be elected; provided, however, that Premier shall select one (1) of the current directors of North Fulton listed in paragraph (c) below to serve on the board of directors of the Surviving Corporation from and after the Effective Date. Such officers and directors shall serve in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

            (b) The directors of Premier Bank from and after the Effective Time shall consist of the directors of Premier Bank immediately preceding the Effective Time, provided, however, that upon the consummation of a proposed merger of Milton National Bank with and into Premier Bank, Premier shall elect one of the directors of Milton National Bank, as of the Effective Time, to the Board of Directors of Premier Bank. Such directors shall serve in accordance with the Articles of Incorporation and Bylaws of Premier Bank.

            (c) The directors of Milton National Bank from and after the Effective Time shall consist of L. Gregg Ivey, H. Richard Hiller, Weldon H. Johnson and Michael McGovern, together with such additional persons as Premier, in its sole discretion, may designate. Such directors shall serve in accordance with the Articles of Association and Bylaws of Milton National Bank.


                                  ARTICLE III
                          MANNER OF CONVERTING SHARES
                          ---------------------------

     3.1    Conversion of Shares.  Subject to the provisions of this Article 3,
            --------------------
at the Effective Time, by virtue of the Merger and without any action on the part of Premier or North Fulton, or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

            (a) Each share of Premier Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

            (b) Each share of North Fulton Common Stock (excluding shares held by Premier or North Fulton or any of their respective Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive
0.8749 shares of Premier Common Stock (the "Exchange Ratio").

     3.2    Anti-Dilution Provisions.  In the event Premier or North Fulton
            ------------------------
changes the number of shares of Premier Common Stock or North Fulton Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be after the date hereof and prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3    Shares Held by Premier or North Fulton.  Each of the shares of North
            --------------------------------------
Fulton Common Stock held by any Premier Company or by any North Fulton Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4    Conversion of Stock Options; Restricted Stock.
            ---------------------------------------------

            (a) At the Effective Time, all rights with respect to North Fulton Common Stock pursuant to stock options granted by North Fulton under the North Fulton Stock Plans ("North Fulton Options"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Premier Common Stock, and Premier shall assume each North Fulton Option, in accordance with the terms of the North Fulton Stock Plan and stock option agreement by which it is evidenced. From and after the Effective Time, (i) each North Fulton Option assumed by Premier may be exercised solely for shares of Premier Common Stock, (ii) the number of shares of Premier Common Stock subject to such North Fulton Option shall be equal to the number of shares of North Fulton Common Stock subject to such North Fulton Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such North Fulton Option shall be adjusted to reflect the Exchange Ratio. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Internal Revenue Code, as to any stock option which is an "incentive stock option." North Fulton and Premier agree to take all necessary steps to effect the provisions of this Section 3.4.

            (b) Premier may, at its election, substitute, as of the Effective Time, stock options under the Premier Bancshares, Inc. 1997 Stock Option Plan (the "Premier Stock Option Plan") for all or a part of the North Fulton Options, subject to the following conditions: (i) the requirements of Section 3.4(a) shall be met; (ii) such substitution shall not constitute a modification, extension or renewal of any of the North Fulton Options which are incentive stock options; (iii) the substituted options shall continue in effect in all material respects on the same terms and conditions as contained in the document granting the North Fulton Options; and (iv) each grant of a substitute option to any individual who shall be deemed subject to Section 16 of the 1934 Act shall have been specifically approved in advance by the full Board of Directors of Premier or by a committee consisting solely of "non-employee" directors as defined in Rule 16b-3. As soon as practicable following the Effective Time, Premier shall deliver to the participants receiving substitute options under the Premier Stock Option Plan an appropriate notice setting forth such participant's rights pursuant thereto. Premier has reserved under the Premier Stock Option Plan adequate shares of Premier Common Stock for delivery upon exercise of any such substituted options.

     3.5    Dissenting Shareholders.  Any holder of shares of North Fulton
            -----------------------
Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Article 13 of the GBCC shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of the GBCC; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and has surrendered to Premier the certificate or certificates representing shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of North Fulton fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, Premier shall issue and deliver the consideration to which such holder of shares of North Fulton Common Stock is entitled under this Article III (without interest) upon surrender by such holder of the certificate or certificates representing shares of North Fulton Common Stock held by such holder.

     3.6    Fractional Shares.  Notwithstanding any other provision of this
            -----------------
Agreement, each holder of shares of North Fulton Common Stock exchanged pursuant to the Merger, or of options to purchase shares of North Fulton Common Stock, who would otherwise have been entitled to receive a fraction of a share of Premier Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Premier Common Stock multiplied by the market value of one share of Premier Common Stock at the Effective Time, in the case of shares exchanged pursuant to the Merger, or the date of exercise, in the case of options. The market value of one share of Premier Common Stock at the Effective Time or the date of exercise, as the case may be, shall be the last sale price of such common stock on the American Stock Exchange (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time or the date of exercise, as the case may be. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.


                                  ARTICLE IV
                              EXCHANGE OF SHARES
                              ------------------

     4.1    Exchange Procedures.  Promptly after the Effective Time, Premier and
            -------------------
North Fulton shall cause the exchange agent selected by Premier (the "Exchange Agent") to mail to the former holders of North Fulton Common Stock appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of North Fulton Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of North Fulton Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or shares as to which dissenters' rights have been perfected as provided in Section 3.5 of this Agreement) issued and outstanding at the Effective Time, shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 and 3.6 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. Neither Premier nor the Exchange Agent shall be obligated to deliver the consideration to which any former holder of North Fulton Common Stock is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates representing the shares of North Fulton Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of North Fulton Common Stock so surrendered shall be duly endorsed as Premier may require. Any other provision of this Agreement notwithstanding, neither Premier nor the Exchange Agent shall be liable to a holder of North Fulton Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2    Rights of Former North Fulton Shareholders.  The stock transfer
            ------------------------------------------
books of North Fulton shall be closed as to holders of North Fulton Common Stock immediately prior to the Effective Time and no transfer of North Fulton Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of North Fulton Common Stock (other than shares to be canceled pursuant to Section 3.3 or shares as to which dissenters' rights have been perfected as provided in Section 3.5 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 and
3.6 of this Agreement in exchange therefor. To the extent permitted by Law, former holders of record of North Fulton Common Stock shall be entitled to vote after the Effective Time at any meeting of Premier shareholders the number of whole shares of Premier Common Stock into which their respective shares of North Fulton Common Stock are converted, regardless of whether such holders have exchanged their certificates representing North Fulton Common Stock for certificates representing Premier Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Premier on the Premier Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Premier Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of North Fulton Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such North Fulton Common Stock certificate, both Premier Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                                OF NORTH FULTON
                                ---------------

     North Fulton hereby represents and warrants to Premier as follows:

     5.1    Organization, Standing, and Power.  North Fulton is a corporation
            ---------------------------------
duly organized, validly existing, and in good standing under the Laws of the State of Georgia and is duly registered as a bank holding company under the BHC Act. North Fulton has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. North Fulton is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton.

     5.2    Authority; No Breach By Agreement.
            ---------------------------------

            (a) North Fulton has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of North Fulton, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of North Fulton Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by North Fulton. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of North Fulton, enforceable against North Fulton in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

            (b) Neither the execution and delivery of this Agreement by North Fulton, nor, except as described in Section 5.2 of the North Fulton Disclosure
                                                                    ----------
Memorandum,  the consummation by North Fulton of the transactions contemplated
----------
hereby, nor compliance by North Fulton with any of the provisions hereof will
(i) conflict with or result in a breach of any provision of North Fulton's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any North Fulton Company under, any Contract or Permit of any North Fulton Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1 (b) of this Agreement, violate any Law or Order applicable to any North Fulton Company or any of their respective Assets.

            (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by North Fulton of the Merger and the other transactions contemplated in this Agreement.

     5.3    Common Stock.
            ------------

            (a) The authorized common stock of North Fulton consists of 10,000,000 shares of North Fulton Common Stock, of which 1,828,821 shares are issued and outstanding as of the date of this Agreement and not more than 2,329,115 shares will be issued and outstanding at the Effective Time (as a result of the exercise of outstanding options and the conversion of certain subordinated debentures). All of the issued and outstanding shares of capital stock of North Fulton are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of North Fulton has been issued in violation of any preemptive rights of the current or past shareholders of North Fulton. North Fulton has reserved 300,000 shares of North Fulton Common Stock for issuance under the North Fulton Stock Plans, pursuant to which options to purchase not more than 300,294 shares of North Fulton Common Stock are outstanding as of the date of this Agreement and not more than 300,294 will be outstanding at the Effective Time.

            (b) North Fulton has issued Series A Convertible Subordinated Debentures with a maturity date of June 30, 2002 (the "Debentures") in the total principal amount of $1,000,000. The interest rate of the Debentures is 5.59% per annum. North Fulton is current in all interest payments under the Debentures. The Debentures are convertible into a total of 200,000 shares of North Fulton Common Stock at a conversion price of $5.00 per share. North Fulton has disclosed in Section 5.3(b) of the North Fulton Disclosure Memorandum
                                                           ---------------------
the names of each holder of a Debenture, together with the principal amount owing to such holder.

            (c) Except as set forth in Section 5.3(a) and (b) of this Agreement, or as disclosed in Section 5.3 of the North Fulton Disclosure Memorandum, there
                                                   ---------------------
are no shares of capital stock or other equity securities of North Fulton outstanding and no outstanding Rights relating to the capital stock of North Fulton.

     5.4    North Fulton Subsidiaries.  North Fulton has disclosed in Section
            -------------------------
5.4 of the North Fulton Disclosure Memorandum all of the North Fulton
                        ---------------------
Subsidiaries as of the date of this Agreement.  Except as disclosed in Section
5.4 of the North Fulton Disclosure Memorandum, North Fulton or one of its
                        ---------------------
Subsidiaries owns all of the issued and outstanding shares of capital stock of each North Fulton Subsidiary. No equity securities of any North Fulton Subsidiary are or may become required to be issued (other than to another North Fulton Company) by reason of any Rights, and there are no Contracts by which any North Fulton Subsidiary is bound to issue (other than to another North Fulton Company) additional shares of its capital stock or Rights, or by which any North Fulton Company is or may be bound to transfer any shares of the capital stock of any North Fulton Subsidiary (other than to another North Fulton Company). There are no Contracts relating to the rights of any North Fulton Company to vote or to dispose of any shares of the capital stock of any North Fulton Subsidiary. All of the shares of capital stock of each North Fulton Subsidiary held by a North Fulton Company are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by a North Fulton

Company free and clear of any Lien. Each North Fulton Subsidiary is either a bank, a savings association or a corporation and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is organized and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each North Fulton Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton. Each North Fulton Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

     5.5    Financial Statements.  North Fulton has included in Section 5.5 of
            --------------------
the North Fulton Disclosure Memorandum copies of all North Fulton Financial
                 ---------------------
Statements for periods ended prior to the date hereof and will deliver to Premier copies of all North Fulton Financial Statements prepared subsequent to the date hereof. The North Fulton Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the North Fulton Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the North Fulton Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the North Fulton Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

     5.6    Absence of Undisclosed Liabilities.  No North Fulton Company has any
            ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton except Liabilities which are accrued or reserved against in the consolidated balance sheets of North Fulton as of December 31, 1998, included in the North Fulton Financial Statements or reflected in the notes thereto. No North Fulton Company has incurred or paid any Liability since December 31, 1998, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton.

     5.7    Absence of Certain Changes or Events.  Since December 31, 1998,
            ------------------------------------
except as disclosed in Section 5.7 of the North Fulton Disclosure Memorandum,
                                                       ---------------------
(a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton, and (b) the North Fulton Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of North Fulton provided in Article VII of this Agreement.

     5.8    Tax Matters.
            -----------

            (a) All Tax returns required to be filed by or on behalf of any of the North Fulton Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on North Fulton and all returns filed are complete and accurate to the Knowledge of North Fulton. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on North Fulton, except as reserved against in the North Fulton Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8(a) of the North Fulton Disclosure
                                                                ----------
Memorandum.  All Taxes and other Liabilities due with respect to completed and
----------
settled examinations or concluded Litigation have been paid.

            (b) Except as disclosed in Section 5.8(b) of the North Fulton Disclosure Memorandum, none of the North Fulton Companies has executed an
---------------------
extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any North Fulton Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton.

            (c) Adequate provision for any Taxes due or to become due for any of the North Fulton Companies for the period or periods through and including the date of the respective North Fulton Financial Statements has been made and is reflected on such North Fulton Financial Statements.

            (d) Deferred Taxes of the North Fulton Companies have been provided for in accordance with GAAP.

            (e) Each of the North Fulton Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton.

     5.9    Allowance for Possible Loan Losses.  The allowance for possible loan
            ----------------------------------
or credit losses (the "Allowance") shown on the consolidated balance sheets of North Fulton included in the most recent North Fulton Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of North Fulton included in the North Fulton Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the North Fulton Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the North Fulton Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on North Fulton.

     5.10   Assets.  Except as disclosed in Section 5.10 of the North Fulton
            ------
Disclosure Memorandum or as disclosed or reserved against in the North Fulton
---------------------
Financial Statements, the North Fulton Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the North Fulton Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with North Fulton's past practices. All Assets which are material to the business of the North Fulton Companies and held under leases or subleases by any of the North Fulton Companies are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the North Fulton Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the North Fulton Companies is a named insured are reasonably sufficient. The Assets of the North Fulton Companies include all assets required to operate the business of the North Fulton Companies as presently conducted.

     5.11   Environmental Matters.  Except as disclosed in Section 5.11 of the
            ---------------------
North Fulton Disclosure Memorandum:
             ---------------------

            (a) To the Knowledge of North Fulton, each North Fulton Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for noncompliance which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton.

            (b) There is no Litigation pending or to the Knowledge of North Fulton threatened before any court, governmental agency or authority or other forum in which any North Fulton Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance with any Environmental Law or (ii) relating to the Release into the Environment of any Hazardous Material, whether or not occurring at, on, under or involving a site owned, leased or operated by any North Fulton Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened the resolution of which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton, and to the Knowledge of North Fulton, there is no reasonable basis for any such Litigation.

            (c) To the Knowledge of North Fulton, there have been no releases of Hazardous Material in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton.

     5.12   Compliance with Laws.  North Fulton is duly registered as a bank
            --------------------
holding company under the BHC Act. Each North Fulton Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton. Except as disclosed in Section 5.12 of the North Fulton Disclosure Memorandum, no North Fulton
                                    ---------------------
Company:

            (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton; and

            (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any North Fulton Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton, or (iii) requiring any North Fulton Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.13   Labor Relations.  No North Fulton Company is the subject of any
            ---------------
Litigation asserting that it or any other North Fulton Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other North Fulton Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any North Fulton Company, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving any North Fulton Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14   Employee Benefit Plans.
            ----------------------

            (a) North Fulton has disclosed in Section 5.14 of the North Fulton Disclosure Memorandum and delivered or made available to Premier prior to the
---------------------
execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any North Fulton Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "North Fulton Benefit Plans"). Any of the North Fulton Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "North Fulton ERISA Plan." Each North Fulton ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "North Fulton Pension Plan." No North Fulton Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

            (b) All North Fulton Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton. Each North Fulton ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and North Fulton is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of North Fulton, no North Fulton Company nor any other party has engaged in a transaction with respect to any North Fulton Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any North Fulton Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton.

            (c) Neither North Fulton nor any ERISA Affiliate of North Fulton maintains an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

            (d) Neither North Fulton nor any ERISA Affiliate of North Fulton has any past, present or future obligation or liability to contribute to any multi-employer plan, as defined in Section 3(37) of ERISA.

            (e) Except as disclosed in Section 5.14(e) of the North Fulton Disclosure Memorandum, (i) no North Fulton Company has any obligations for
---------------------
retiree health and life benefits under any of the North Fulton Benefit Plans, except as required by Section 601 of ERISA and Section 4980B of the Code; (ii) there are no restrictions on the rights of any North Fulton Company to amend or terminate any such Plan; and (iii) any amendment or termination of any such Plan will not cause any North Fulton Company to incur any Liability that is reasonably likely to have a Material Adverse Effect on North Fulton.

            (f) Except as disclosed in Section 5.14(f) of the North Fulton Disclosure Memorandum, neither the execution and delivery of this Agreement nor
---------------------
the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any North Fulton Company from any North Fulton Company under any North Fulton Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any North Fulton Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

            (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any North Fulton Company and their respective beneficiaries have been fully reflected on the North Fulton Financial Statements to the extent required by and in accordance with GAAP.

            (h) North Fulton and each ERISA Affiliate of North Fulton has complied with the continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608 in a manner that will not cause any North Fulton Company to incur any Liability that is reasonably likely to have a Material Adverse Effect on North Fulton.

            (i) Except as disclosed in Section 5.14(i) of the North Fulton Disclosure Memorandum, neither North Fulton nor any ERISA Affiliate of North
---------------------
Fulton is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

            (j) Other than routine claims for benefits, to the Knowledge of North Fulton, there are no actions, audits, investigations, suits or claims pending against any North Fulton Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any North Fulton Benefit Plan or against the assets of any North Fulton Benefit Plan.

     5.15  Material Contracts.  Except as disclosed in Section 5.15 of the
           -------------------
North Fulton Disclosure Memorandum or otherwise reflected in the North Fulton
             ---------------------
Financial Statements, none of the North Fulton Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $25,000, excluding "at will" employment arrangements, (b) any Contract relating to the borrowing of money by any North Fulton Company or the guarantee by any North Fulton Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (c) any Contracts between or among North Fulton Companies, and (d) any other Contract (excluding this Agreement) or amendment thereto that is required to be filed as an exhibit to a Form 10-KSB or Form 10-QSB filed by North Fulton with the SEC as of the date of this Agreement if North Fulton were required to file a Form 10-KSB or 10-QSB with the SEC (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "North Fulton Contracts"). None of the North Fulton Companies is in Default under any North Fulton Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton. All of the indebtedness of any North Fulton Company for money borrowed is prepayable at any time by such North Fulton Company without penalty or premium.

     5.16  Legal Proceedings.  Except as disclosed in Section 5.16 of the North
           ------------------
Fulton Disclosure Memorandum, there is no Litigation instituted or pending, or,
       ---------------------
to the Knowledge of North Fulton, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any North Fulton Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any North Fulton Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton.

     5.17  Reports.  Since January 1, 1997, each North Fulton Company has
           --------
timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the Regulatory Authorities, and (b) any applicable federal and state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on North Fulton). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to North Fulton's Knowledge did not, in any material respect, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.18  Statements True and Correct.  No statement, certificate, instrument
           ----------------------------
or other writing furnished or to be furnished by any North Fulton Company or any Affiliate thereof to Premier pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any North Fulton Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Premier with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any North Fulton Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to North Fulton's shareholders in connection with the North Fulton Shareholders' Meeting, and any other documents to be filed by a North Fulton Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of North Fulton, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the North Fulton Shareholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the North Fulton Shareholders' Meeting. All documents that any North Fulton Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     5.19  Accounting, Tax and Regulatory Matters.  No North Fulton Company or
           ---------------------------------------
any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of North Fulton, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).

     5.20  Charter Provisions.  Each North Fulton Company has taken all action
           -------------------
so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any North Fulton

Company or restrict or impair the ability of Premier to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any North Fulton Company that may be acquired or controlled by it.

     5.21  State Anti-Takeover Laws.  Each North Fulton Company has taken all
           -------------------------
necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of Georgia including those laws contained within Sections 14-2-1110 et seq. and 14-2-1131 et seq. of the GBCC.

     5.22  Millennium Compliance.  North Fulton represents and warrants that
           ----------------------
each North Fulton Company has tested and assessed its software, hardware, and other computer equipment to ensure that there will not be a Year 2000 Problem. North Fulton further represents and warrants that each North Fulton Company has prepared and implemented a written plan of action to ensure that the software, hardware, and other computer equipment owned, licensed, or used by each North Fulton Company will not be the subject of a failure in any such software, hardware, or other computer equipment as a result of a Year 2000 Problem. North Fulton further represents and warrants that each North Fulton Company has contacted and received assurances from all key suppliers of goods and services to each North Fulton Company, including but not limited to suppliers of computer software, computer hardware, and other computer equipment, that each of the software, hardware, and other computer equipment owned, licensed, or used by such suppliers will not be the subject of failures in any such software, hardware, or other computer equipment as a result of a Year 2000 Problem.


                                  ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PREMIER
                   -----------------------------------------

     Premier hereby represents and warrants to North Fulton as follows:

     6.1   Organization, Standing, and Power.  Premier is a corporation duly
           ----------------------------------
organized, validly existing, and in good standing under the Laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. Premier has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Premier is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.2   Authority; No Breach By Agreement.
           ----------------------------------

           (a) Premier has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Premier. This Agreement represents a legal, valid and binding obligation of Premier, enforceable against Premier in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

           (b)   Except as described in Section 6.2 of the Premier Disclosure
                                                                   ----------
Memorandum, neither the execution and delivery of this Agreement by Premier, nor
----------
the consummation by Premier of the transactions contemplated hereby, nor compliance by Premier with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Premier's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Premier Company under, any Contract or Permit of any Premier Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Premier Company or any of their respective Assets.

           (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Premier of the Merger and the other transactions contemplated in this Agreement.

     6.3   Capital Stock.
           --------------

           (a) The authorized capital stock of Premier consists of 60,000,000 shares of Premier Common Stock, of which 26,102,975 shares were issued and outstanding as of the date of this Agreement and 2,000,000 shares of preferred stock of which 40,770 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Premier Common Stock are, and all of the shares of Premier Common Stock to be issued in exchange for shares of North Fulton Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of Premier Common

Stock has been, and none of the shares of Premier Common Stock to be issued in exchange for shares of North Fulton Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Premier.

           (b) Premier has issued $29,639,175 of 9.00% Subordinated Debentures to Premier Capital Trust I, a statutory business trust organized and existing under the laws of the State of Delaware. The Subordinated Debentures will mature on December 31, 2027. The Subordinated Debentures were purchased by Premier Capital Trust I with the proceeds of the public offering of 1,150,000 shares of 9.00% Cumulative Trust Preferred Securities and sale of Common Securities to Premier. Premier owns all of the Common Securities issued by Premier Capital Trust I. The Common Securities and the Preferred Securities represent undivided beneficial interests in the assets of Premier Capital Trust I.

           (c) Except as set forth in Sections 6.3(a) and 6.3(b) of this Agreement, or as disclosed in Section 6.3(c) of the Premier Disclosure
                                                            ----------
Memorandum, there are no shares of capital stock or other equity securities of
----------
Premier outstanding and no outstanding Rights relating to the capital stock of Premier.

     6.4   Premier Subsidiaries.  Premier has disclosed in Section 6.4 of the
           ---------------------
Premier Disclosure Memorandum all of the Premier Subsidiaries as of the date of
        ---------------------
this Agreement.  Except as disclosed in Section 6.4 of the Premier Disclosure
                                                                   ----------
Memorandum, Premier or one of its Subsidiaries owns all of the issued and
----------
outstanding shares of capital stock of each Premier Subsidiary. No equity securities of any Premier Subsidiary are or may become required to be issued (other than to another Premier Company) by reason of any Rights, and there are no Contracts by which any Premier Subsidiary is bound to issue (other than to another Premier Company) additional shares of its capital stock or Rights, or by which any Premier Company is or may be bound to transfer any shares of the capital stock of any Premier Subsidiary (other than to another Premier Company). There are no Contracts relating to the rights of any Premier Company to vote or to dispose of any shares of the capital stock of any Premier Subsidiary. All of the shares of capital stock of each Premier Subsidiary held by a Premier Company are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized. Each Premier Subsidiary is either a bank, a savings association, a corporation or a limited liability company and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is organized and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Premier Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier. Each Premier Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

     6.5   Financial Statements.  Premier has included in Section 6.5 of the
           ---------------------
Premier Disclosure Memorandum copies of all Premier Financial Statements for
        ---------------------
periods ended prior to the date hereof and will deliver to North Fulton copies of all Premier Financial Statements prepared subsequent to the date hereof. The Premier Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the Premier Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Premier Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Premier Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

     6.6   Absence of Undisclosed Liabilities.   No Premier Company has any
           -----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Premier as of December 31, 1998, included in the Premier Financial Statements or reflected in the notes thereto. No Premier Company has incurred or paid any Liability since December 31, 1998, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.7   Absence of Certain Changes or Events.  Since December 31, 1998,
           -------------------------------------
except as disclosed in Section 6.7 of the Premier Disclosure Memorandum, (a)
                                                  ---------------------
there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, and (b) the Premier Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Premier provided in Article VII of this Agreement.

     6.8   Tax Matters.
           ------------

           (a) All Tax returns required to be filed by or on behalf of any of the Premier Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Premier, and all returns filed are complete and accurate to the Knowledge of Premier. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Premier, except as reserved against in the Premier Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.8(a) of the

Premier Disclosure Memorandum. All Taxes and other Liabilities due with respect
-----------------------------
to completed and settled examinations or concluded Litigation have been paid.

           (b)   Except as disclosed in Section 6.8(b) of the Premier Disclosure
                                                                      ----------
Memorandum none of the Premier Companies has executed an extension or waiver of
----------
any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any Premier Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

           (c) Adequate provision for any Taxes due or to become due for any of the Premier Companies for the period or periods through and including the date of the respective Premier Financial Statements has been made and is reflected on such Premier Financial Statements.

           (d) Deferred Taxes of the Premier Companies have been provided for in accordance with GAAP.

           (e) Each of the Premier Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.9   Allowance for Possible Loan Losses.  The Allowance shown on the
           ----------------------------------
consolidated balance sheets of Premier included in the most recent Premier Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Premier included in the Premier Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Premier Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Premier Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Premier.

     6.11  Environmental Matters.  Except as disclosed in Section 6.10 of the
           ---------------------
Premier Disclosure Memorandum:
        ---------------------

           (a) To the Knowledge of Premier, each Premier Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for noncompliance which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

           (b) There is no Litigation pending or to the Knowledge of Premier threatened before any court, governmental agency or authority or other forum in which any Premier Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance with any Environmental Law or (ii) relating to the Release into the Environment of any Hazardous Material, whether or not occurring at, on, under or involving a site owned, leased or operated by any Premier Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened the resolution of which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier or to the Knowledge of Premier, there is no reasonable basis for any such Litigation.

           (c) To the Knowledge of Premier, there have been no releases of Hazardous Material in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.11  Compliance with Laws.  Premier is duly registered as a bank holding
           --------------------
company under the BHC Act. Each Premier Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier. Except as disclosed in
Section 6.11 of the Premier Disclosure Memorandum, no Premier Company:
                            ---------------------

           (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier; and

           (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Premier Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, or (iii) requiring any Premier Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     6.12  Labor Relations.  No Premier Company is the subject of any
           ----------------
Litigation asserting that it or any other Premier Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Premier

Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Premier Company, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving any Premier Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     6.13  Material Contracts.  Except as disclosed in Section 6.13 of the
           -------------------
Premier Disclosure Memorandum or otherwise reflected in the Premier Financial
        ---------------------
Statements, none of the Premier Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any Contract relating to the borrowing of money by any Premier Company or the guarantee by any Premier Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (b) any other Contract (excluding this Agreement) or amendment thereto that is required to be filed as an exhibit to a Form 10-K or Form 10-Q filed by Premier with the SEC as of the date of this Agreement that has not been filed as an exhibit to any Premier Form 10-K or 10-Q filed with the SEC (the "Premier Contracts"). None of the Premier Companies is in Default under any Premier Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.14  Legal Proceedings.  Except as disclosed in Section 6.14 of the
           -----------------
Premier Disclosure Memorandum, there is no Litigation instituted or pending, or,
        ---------------------
to the Knowledge of Premier, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Premier Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Premier Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.15  Reports.  Since January 1, 1997, each Premier Company has timely
           --------
filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and Proxy Statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respect with all applicable Laws. As of its respective date, each such report and document to Premier's Knowledge did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.16  Statements True and Correct.  No statement, certificate, instrument
           ----------------------------
or other writing furnished or to be furnished by any Premier Company or any Affiliate thereof to North Fulton pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Premier Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Premier with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the documents to be filed by any Premier Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any Premier Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     6.17  Accounting, Tax and Regulatory Matters.  No Premier Company or any
           --------------------------------------
Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Premier, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).

     6.18  Charter Provisions.  Each Premier Company has taken all action so
           ------------------
that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Premier Company or restrict or impair the ability of Premier to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Premier Company that may be acquired or controlled by it.

     6.19  Millennium Compliance.  Premier represents and warrants that Premier
           ---------------------
has tested and assessed its software, hardware, and other computer equipment to ensure that there will not be a Year 2000 Problem. Premier further represents and warrants that it has prepared and implemented a written plan of action designed to ensure that the software, hardware, and other computer equipment owned, licensed, or used by it will not be the subject of a failure in any such software, hardware, or other computer equipment as a result of a Year 2000 problem. Premier further represents and warrants that it has contacted and received assurances from all key suppliers of goods and services, including but not limited to suppliers of computer software, computer hardware, and other computer equipment, that each of the software, hardware, and other computer equipment owned, licensed, or used by such supplier will not be the subject of failures in any such software, hardware, or other computer equipments as a result of a Year 2000 Problem.


                                  ARTICLE VII
                   CONDUCT OF BUSINESS PENDING CONSUMMATION
                   ----------------------------------------

     7.1   Affirmative Covenants of North Fulton.  Unless the prior written
           -------------------------------------
consent of Premier shall have been obtained, and except as otherwise contemplated herein or disclosed in the North Fulton Disclosure Memorandum,
                                                     ---------------------
North Fulton shall, and shall cause each of its Subsidiaries, from the date of this Agreement until the Effective Time or termination of this Agreement: (a) to operate its business in the usual, regular and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.2   Negative Covenants of North Fulton.  Except as disclosed in the
           ----------------------------------
North Fulton Disclosure Memorandum, from the date of this Agreement until the
             ---------------------
earlier of the Effective Time or the termination of this Agreement, North Fulton covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of Premier, which consent shall not be unreasonably withheld:

           (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any North Fulton Company, or

           (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a North Fulton Company to another North Fulton Company) in excess of an aggregate of $50,000 (for the North Fulton Companies on a consolidated basis) except in the ordinary course of the business of the North Fulton Companies consistent with past practices (which shall include, for any of its Subsidiaries, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any North Fulton Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, Federal Home Loan Bank advances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the North Fulton Disclosure Memorandum); or
---------------------

           (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any North Fulton Company, or declare or pay any dividend or make any other distribution in respect of North Fulton's capital stock; or

           (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof or the conversion of the Debentures pursuant to
Section 9.2(g), or as disclosed in Section 7.2(d) of the North Fulton Disclosure
                                                                      ----------
Memorandum, issue, sell, pledge, encumber, authorize the issuance of or enter
----------
into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of North Fulton Common Stock or any other capital stock of any North Fulton Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

           (e)   except as disclosed in Section 7.2(e) of the North Fulton

Disclosure Memorandum, adjust, split, combine or reclassify any capital stock of
---------------------
any North Fulton Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of North Fulton Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any North Fulton Subsidiary (unless any such shares of stock are sold or otherwise transferred to another North Fulton Company) or (ii) any Asset having a book value in excess of $25,000 other than in the ordinary course of business for reasonable and adequate consideration; or

           (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities or securities of like maturity or grade or general obligations of states and municipalities, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned North Fulton Subsidiary; or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by Milton National Bank in its fiduciary capacity; or

           (g) grant any increase in compensation or benefits to any employees whose annual salary exceeds $35,000 of any North Fulton Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice or previously approved by the Board of Directors of North Fulton, in each case as disclosed in Section 7.2(g) of the North Fulton Disclosure Memorandum or as required by Law; pay any
                           ---------------------
severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the North Fulton Disclosure Memorandum; enter
                                                ---------------------
into or amend any severance agreements with officers of any North Fulton

Company; grant any general increase in compensation to all employees; grant any increase in fees or other increases in compensation or other benefits to directors of any North Fulton Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

           (h) enter into or amend any employment Contract between any North Fulton Company and any Person (unless such amendment is required by Law) that the North Fulton Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

           (i) adopt any new employee benefit plan of any North Fulton Company or make any material change in or to any existing employee benefit plans of any North Fulton Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

           (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

           (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any North Fulton Company for money damages in excess of $50,000 or which imposes material restrictions upon the operations of any North Fulton Company;

           (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims; or

           (m) default under the Debentures or modify, alter or amend the Debentures.

     7.3   Affirmative Covenants of Premier. Unless the prior written consent
           --------------------------------
of North Fulton shall have been obtained, and except as otherwise contemplated herein or as disclosed in the Premier Disclosure Memorandum, Premier shall, and
                                      ---------------------
shall cause each of its Subsidiaries to, from the date of this Agreement until the Effective Time or termination of this Agreement: (a) operate its business in the usual, regular and ordinary course; (b) preserve intact its business organization and Assets and maintain its rights and franchises; (c) use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect in any Material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.4   Adverse Changes in Condition. Each Party agrees to give written
           -----------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5   Reports.  Each Party and its Subsidiaries shall file all reports
           --------
required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed.


                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS
                             ---------------------

     8.1   Registration Statement; Proxy Statement; Shareholder Approval.
           -------------------------------------------------------------

          (a) As soon as reasonably practicable after execution of this Agreement, Premier shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Premier Common Stock upon consummation of the Merger. North Fulton shall furnish all information concerning it and the holders of its capital stock as Premier may reasonably request in connection with such action.

           (b) North Fulton shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as North Fulton deems appropriate.

           (c) In connection with the North Fulton Shareholders' Meeting, (i) Premier shall prepare and file with the SEC on North Fulton's behalf a Proxy Statement (which shall be included in the Registration Statement) and mail it to North Fulton's shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of North Fulton shall recommend (subject to compliance with the fiduciary duties of the members of the Board of Directors as advised by counsel) to its shareholders the approval of this Agreement and (iv) the Board of Directors and officers of North Fulton shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel).

     8.2   Exchange Listing. Premier shall use its reasonable efforts to list,
           ----------------
prior to the Effective Time, on the American Stock Exchange the shares of Premier Common Stock to be issued to the holders of North Fulton Common Stock pursuant to the Merger.

     8.3   Applications.  Premier shall promptly prepare and file, and North
           ------------
Fulton shall cooperate in the preparation and, where appropriate, filing of, applications with the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     8.4   Filings with State Offices.  Upon the terms and subject to the
           --------------------------
conditions of this Agreement, Premier shall execute and file the Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

     8.5   Agreement as to Efforts to Consummate.  Subject to the terms and
           --------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by Premier in connection with the Premier Common Stock to be issued in the Merger shall not violate this covenant), including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.6   Investigation and Confidentiality.
           ----------------------------------

           (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

           (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof and all work papers containing confidential information received from the other Party.

           (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     8.7   Press Releases. Prior to the Effective Time, Premier and North
           ---------------
Fulton shall agree with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this
Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.8   Acquisition Proposals.  Except with respect to this Agreement and
           ----------------------
the transactions contemplated hereby, neither North Fulton nor any Affiliate thereof nor any investment banker, attorney, accountant or other representative (collectively, "Representatives") retained by North Fulton shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of North Fulton's Board of Directors as advised by counsel, neither North Fulton nor any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but North Fulton may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. North Fulton shall promptly notify Premier orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Unless the prior written consent of Premier is obtained, North Fulton shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (b) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

     8.9   Accounting and Tax Treatment.  Each of the Parties undertakes and
           ----------------------------
agrees to use its reasonable efforts to cause the Merger to qualify, and to take no action which would cause the Merger not to qualify, for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. Each of the Parties further undertakes and agrees to use its reasonable best efforts to cause the Merger to be eligible, and to take no action which would cause the Merger not to be accounted for as a "pooling of interests."

     8.10  Agreement of Affiliates.  North Fulton has disclosed in Section 8.10
           -----------------------
of the North Fulton Disclosure Memorandum all Persons whom it reasonably
                    ---------------------
believes is an "affiliate" of North Fulton for purposes of Rule 145 under the 1933 Act. North Fulton shall use its reasonable efforts to cause each such Person to deliver to Premier and North Fulton, not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 1, providing that such Person will not sell, pledge, transfer or
   ---------
otherwise dispose of the shares of North Fulton

Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer or otherwise dispose of the shares of Premier Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Premier shall be entitled to place restrictive legends upon certificates for shares of Premier Common Stock issued to Affiliates of North Fulton pursuant to this Agreement to enforce the provisions of this Section 8.10. Premier shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Premier Common Stock by such Affiliates.

     8.11  Employee Benefits and Contracts.
           --------------------------------

           (a) Following the Effective Time, Premier shall provide generally to officers and employees of the North Fulton Companies who continue employment with Premier or its Subsidiaries following the Effective Time employee benefits under employee benefit plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Premier Companies to their similarly situated officers and employees. For purposes of participation under such employee benefit plans, the service of the employees of the North Fulton Companies prior to the Effective Time shall be treated as service with a Premier Company participating in such employee benefit plans, provided that, with respect to any employee benefit plan where the benefits are funded through insurance, the granting of such benefits shall be subject to the consent of the appropriate insurer and may be conditioned upon an employee's participation in a North Fulton Benefit Plan of the same type immediately prior to the Effective Time.

           (b) Premier and its Subsidiaries also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.11 of the North Fulton Disclosure Memorandum to
                                                        ---------------------
Premier between any North Fulton Company and any current or former director, officer, or employee thereof and all provisions for vested benefits accrued through the Effective Time under the North Fulton Benefit Plans.

     8.12  Severance Payments to Milton National Bank Directors.  Each member
           -----------------------------------------------------
of the Board of Directors of North Fulton as of the Effective Time shall be entitled to receive a severance payment from Premier in the amount of $25,000 in exchange for a one (1) year non-competition/non-solicitation agreement from such director in such form as Premier may reasonably request. Said severance payment shall be delivered at the Effective Time. The one (1) year non-competition/non-solicitation period shall commence on the date such director no longer serves as a member of the Board of Directors of Milton National Bank or of the Board of Directors of any Premier Company.

     8.13  Separation Agreement.  Milton National Bank and Grant R. Essex shall
           ---------------------
enter into a Separation Agreement dated as of the Effective Time in substantially the form attached hereto as Exhibit "5".
                                          -----------

                                  ARTICLE IX
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

     9.1    Conditions to Obligations of Each Party.  The respective obligations
            ---------------------------------------
of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

          (a) Shareholder Approval.  The shareholders of North Fulton shall have
              ---------------------
approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, the American Stock Exchange or by the provisions of any governing instruments.

          (b) Regulatory Approvals.   All Consents of, filings and registrations
              ---------------------
with, and notifications to all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

          (c) Consents and Approvals.  Each Party shall have obtained any and
              -----------------------
all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

          (d) Registration Statement.  The Registration Statement shall be
              ----------------------
effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Premier Common Stock issuable pursuant to the Merger shall have been received.

          (e) Exchange Listing.  The shares of Premier Common Stock issuable
              -----------------
pursuant to the Merger shall have been approved for listing on the American Stock Exchange.

          (f) Tax Matters.  Premier and North Fulton shall have received a
              ------------
written opinion of counsel from Womble Carlyle Sandridge & Rice, PLLC, in form reasonably satisfactory to them (the "Tax Opinion"), to the effect that for federal income tax purposes (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of North Fulton Common Stock for Premier Common Stock will not give rise to gain or loss to the shareholders of North Fulton with respect to such exchange (except to the extent of any cash received), and (iii) neither Premier nor North Fulton will recognize gain or loss as a consequence of the Merger (except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, counsel shall be entitled to rely upon representations of officers of Premier and North Fulton reasonably satisfactory in form and substance to such counsel.

          (g) Affiliate Agreements.  The Parties shall have received from each
              ---------------------
affiliate of North Fulton the affiliates letter referred to in Section 8.10 hereof.

          (h) Pooling Letter.  The Parties shall have received a letter from
              ---------------
Ernst & Young L.L.P. and Porter Keadle Moore, L.L.P., dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

     9.2    Conditions to Obligations of Premier. The obligations of Premier to
            ------------------------------------
perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Premier pursuant to Section 11.6(a) of this Agreement:

          (a) Representations and Warranties.  For purposes of this Section
              -------------------------------
9.2(a), the accuracy of the representations and warranties of North Fulton set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of North Fulton set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of North Fulton set forth in Section 5.19,
Section 5.20 and Section 5.21 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of North Fulton set forth in this Agreement (excluding the representations and warranties set forth in Sections 5.3, 5.19, 5.20 and 5.21) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have, a Material Adverse Effect on North Fulton; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "Material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b) Performance of Agreements and Covenants.  Each and all of the
              ----------------------------------------
agreements and covenants of North Fulton to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

          (c) Certificates.  North Fulton shall have delivered to Premier (i) a
              -------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by North Fulton's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Premier and its counsel shall request.

          (d) Opinion of Counsel.  North Fulton shall have delivered to Premier
              -------------------
an opinion of Powell Goldstein Frazer & Murphy LLP, counsel to North Fulton, dated as of the Effective Time, in form reasonably satisfactory to Premier, as to the matters set forth in Exhibit 2 hereto.
                            ---------

          (e) Claims/Indemnification Letters.  Each of the directors and
              -------------------------------
officers of North Fulton shall have executed and delivered to Premier letters in substantially the form of Exhibit 3 hereto.
                          ---------

          (f) Litigation.  No preliminary or permanent injunction or other order
              -----------
by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of Premier, it is not in the best interests of the shareholders of Premier to contest; and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; or (ii) seeking to prohibit Premier's or the Surviving Corporation's ownership or operation of all or a material portion of Premier's or North Fulton's business or assets, or compel Premier or the Surviving Corporation to dispose of or hold separate all or a material portion of Premier's or North Fulton's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of Premier based upon a legal opinion from legal counsel, could result in the relief sought being obtained.

          (g) Convertible Subordinated Debentures.  Prior to the Effective Time,
              -----------------------------------
each of the holders of the Debentures, as set forth in Section 5.3(b) of the North Fulton Disclosure Memorandum, shall have converted all of the Debentures
             ---------------------
into shares of North Fulton Common Stock pursuant to Section 4(a)(i) of the Debentures. Immediately following said conversion, no indebtedness shall remain owing to said holders under the Debentures.

          (h) Support Agreements.  Within ten (10) calendar days of the
              ------------------
execution of this Agreement, each of the directors of North Fulton shall have executed and delivered to Premier a Support Agreement substantially in the form of Exhibit 6 to this Agreement.
   ---------

          (i) Piedmont Place Lease.  North Fulton shall have received, prior to
              --------------------
the Effective Time, the consent of The Realty Associates Fund III, L.P. ("Realty Associates"), or its successor to the transactions contemplated by this Agreement, pursuant to the provisions of that certain Lease Agreement between Milton National Bank and Realty Associates dated January 10, 1997 (the "Piedmont Place Lease"). Such consent shall specifically include the merger of Milton National Bank into Premier Bank or any other Premier Subsidiary and the assignment of the rights and duties under the Piedmont Place Lease to such Premier Subsidiary.

     9.3    Conditions to Obligations of North Fulton.  The obligations of North
            -----------------------------------------
Fulton to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by North Fulton pursuant to Section 11.6(b) of this Agreement:

          (a) Representations and Warranties.  For purposes of this Section
              -------------------------------
9.3(a), the accuracy of the representations and warranties of Premier set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Premier set forth in Section 6.17 and Section 6.18 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties set forth in this Agreement (excluding the representations and warranties set forth in Sections 6.17 and 6.18) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have a Material Adverse Effect on Premier; provided that, for purposes of this sentence only, those representations and warranties which are qualified by reference to "Material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b) Performance of Agreements and Covenants.  Each and all of the
              ----------------------------------------
agreements and covenants of Premier to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) Certificates.  Premier shall have delivered to North Fulton (i) a
              -------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Premier's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as North Fulton and its counsel shall request.

          (d) Opinion of Counsel. Premier shall have delivered to North Fulton
              ------------------
an opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to Premier, dated as of the Effective Time, in form reasonably acceptable to North Fulton, as to matters set forth in Exhibit 4 hereto.
                     ---------

          (e) North Fulton Fairness Opinion.  North Fulton shall have received
              -----------------------------
from Brown, Burke Capital Partners, Inc. a letter, dated not more than five (5) business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be paid to North Fulton shareholders in connection with the Merger is fair, from a financial point of view, to the shareholders of North Fulton.

          (f) Litigation.  No preliminary or permanent injunction or other order
              ----------
by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of North Fulton, it is not in the best interests of the shareholders of North Fulton to contest; and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; or (ii) seeking to prohibit Premier's or the Surviving Corporation's ownership or operation of all or a material portion of Premier's or North Fulton's business or assets, or compel Premier or the Surviving Corporation to dispose of or hold separate all or a material portion of Premier's or North Fulton's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of North Fulton based upon a legal opinion from legal counsel, could result in the relief sought being obtained.

                                   ARTICLE X
                                  TERMINATION
                                  -----------

     10.1   Termination.  Notwithstanding any other provision of this Agreement,
            -----------
and notwithstanding the approval of this Agreement by the shareholders of North Fulton, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the Board of Directors of North Fulton and the Board of Directors of Premier; or

          (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of North Fulton and Section 9.3(a) in the case of Premier or in Material breach of any covenant or agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching Party the ability to refuse to consummate the Merger under the standard set forth in Section 9.2(a) of this Agreement in the case of Premier and Section 9.3(a) of this Agreement in the case of North Fulton; or

          (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of North Fulton and Section 9.3(a) in the case of Premier or in the Material breach of any covenant or other agreement contained in this Agreement) in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

          (d) By the Board of Directors of either Party in the event (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 9.2(a) of this Agreement in the case of North Fulton and Section 9.3(a) in the case of Premier or in the material breach of any covenant or agreement contained in this Agreement) (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of North Fulton fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

          (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated on or before November 30, 1999, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

          (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of North Fulton and Section 9.3(a) in the case of Premier or in the material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger (other than as contemplated by Section 10.1(d) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

          (g) By the Board of Directors of either Party on or before two (2) business days following the business day of receipt of the Disclosure
                                                            ----------
Memorandum of the other Party (which receipt shall not be later than April 8,
----------
1999), in the event that such Party, after a review of the Disclosure Memorandum
                                                           ---------------------
provided by the other Party, determines not to proceed with the Merger.

     10.2   Effect of Termination.  In the event of the termination and
            ---------------------
abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that the provisions of this Section 10.2 and Article 11 and
Section 8.6(b) of this Agreement shall survive any such termination and abandonment.

     10.3   Non-Survival of Representations and Covenants.  The respective
            ---------------------------------------------
representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for this Section 10.3 and Articles 2, 3, 4 and 11 and Sections 8.10, 8.11 and 8.12 of this Agreement.


                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

     11.1   Definitions.  Except as otherwise provided herein, the capitalized
            -----------
terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Acquisition Proposal" shall mean any tender offer or exchange offer or any proposal for a merger (other than the Merger), acquisition of all of the stock or Assets of, or other business combination involving North Fulton or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of North Fulton or any of its Subsidiaries.

     "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in such capacity.

     "Agreement" shall mean this Agreement and Plan of Reorganization, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

     "Allowance" shall have the meaning provided in Section 5.9 of this Agreement.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

     "Closing" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "Debentures" shall have the meaning provided in Section 5.3(b) of this Agreement.

     "Default" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

     "Effective Time" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

     "Environment" shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601(8).

     "Environmental Laws" shall mean all Laws pertaining to pollution or protection of the environment and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et. seq., the
                                                             -------
Resource, Conservation and Recovery Act, 42 U.S.C. (S) 6901 et. seq., the Toxic
                                                            -------
Substance Control Act, 15 U.S.C. (S) 2601, et. seq., and all implementing
                                           -------
regulations and state counterparts of such acts.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall refer to a relationship between entities such that the entities would, now or at any time in the past, constitute a "single employer" within the meaning of Section 414 of the Internal Revenue Code.

     "ERISA Plan" shall have the meaning provided in Section 5.14 of this Agreement.

     "Exchange Ratio" shall have the meaning provided in Section 3.1 of this Agreement.

     "Exhibits" 1 through 4, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "GBCC" shall mean the Georgia Business Corporation Code.

     "Georgia Certificate of Merger" shall mean the Certificate of Merger to be executed by Premier and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.

     "Hazardous Material" shall mean any substance which is a "hazardous substance"or "toxic substance" as defined in the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C. (S)9601 et seq., or any
                                                             ------
other substance or material defined, designated, classified or regulated as hazardous or toxic under any Environmental Law, specifically including asbestos requiring abatement, removal or encapsulation pursuant to the requirements of Environmental Laws of polychlorinated biphenyls, and petroleum and petroleum products).

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Knowledge" as used with respect to a Person shall mean the knowledge after due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or any Senior or Executive Vice President of such Person.

     "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever on, or with respect to, any property or property interest, other than (i) Liens for current property Taxes not yet due and payable; (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and (iii) other Liens incurred in the ordinary course of the banking business.

     "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities other than the violations of law section from such reports.

     "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     "Material Adverse Effect" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (w) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(x) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (y) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, or (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

     "Merger" shall mean the merger of North Fulton with and into Premier referred to in Section 1.1 of this Agreement.

     "Milton National Bank" shall mean Milton National Bank, a national bank and a North Fulton Subsidiary.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "North Fulton Benefit Plans" shall have the meaning set forth in Section
5.14 of this Agreement.

     "North Fulton Common Stock" shall mean the no par value common stock of North Fulton.

     "North Fulton Companies" shall mean, collectively, North Fulton and all North Fulton Subsidiaries.

     "North Fulton Disclosure Memorandum" shall mean the written information
                   ---------------------
entitled "North Fulton Disclosure Memorandum" delivered on or prior to April 8,
                       ---------------------
1999 to Premier describing in reasonable detail the matters contained therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

     "North Fulton Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of North Fulton as of December 31, 1998, and December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1998, 1997 and 1996, included in the North Fulton Disclosure Memorandum, and (b)
                                                  ---------------------
the consolidated balance sheets (including related notes and schedules, if any) of North Fulton and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 1998.

     "North Fulton Options" shall have the meaning set forth in Section 3.4 of this Agreement.

     "North Fulton Stock Plans" shall mean the existing stock option and other stock-based compensation plans of North Fulton disclosed in Section 5.14 of the North Fulton Disclosure Memorandum.
             ---------------------

     "North Fulton Subsidiaries" shall mean the subsidiaries of North Fulton.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

     "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Party" shall mean either Premier or North Fulton, and "Parties" shall mean both Premier and North Fulton.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, Liabilities, or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Premier Bank" shall mean Premier Bank, a Georgia state-chartered bank and a Premier Subsidiary.

     "Premier Common Stock" shall mean the $1.00 par value common stock of Premier.

     "Premier Companies" shall mean, collectively, Premier and all Premier Subsidiaries.

     "Premier Disclosure Memorandum" shall mean the written information entitled
              ---------------------
"Premier Disclosure Memorandum" delivered on or prior to April 8, 1999 to North
         ---------------------
Fulton describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

     "Premier Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of Premier as of December 31, 1998, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1998, 1997 and 1996, and (b) the consolidated balance sheets (including related notes and schedules, if any) of Premier and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1998.

     "Premier Stock Plans" shall mean the existing stock option and other stock-based compensation plans of Premier.

     "Premier Subsidiaries" shall mean the Subsidiaries of Premier at the Effective Time.

     "Proxy Statement" shall mean the proxy statement used by North Fulton to solicit the approval of its shareholders of the transactions contemplated by this Agreement which shall be included in the prospectus of Premier relating to shares of Premier Common Stock to be issued to the shareholders of North Fulton.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by Premier under the 1933 Act with respect to the shares of Premier Common Stock to be issued to the shareholders of North Fulton in connection with the transactions contemplated by this Agreement and which shall include the Proxy Statement.

     "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the

Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD and the SEC.

     "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Shareholders' Meeting" shall mean the meeting of the shareholders of North Fulton to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

     "Subsidiaries" shall mean all those corporations, banks, associations or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

     "Support Agreements" shall mean the various Support Agreements, each in substantially the form of Exhibit 6 to this Agreement.
                          ---------

     "Surviving Corporation" shall mean Premier as the surviving corporation resulting from the Merger.

     "Tax" or "Taxes" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, assessments, charges, fares or impositions, including interest, penalties and additions imposed thereon or with respect thereto.

     "Year 2000 Problem" shall mean any problem affecting the ability of any Party or its Subsidiaries to continue operation as an ongoing business or to provide the usual and customary services of any Party or its Subsidiaries, relating to the failure of software, hardware or other computer equipment to: (a) store all date-related information and process all data interfaces involving dates in a manner that unambiguously identifies the century, for all date values before, during or after the Year 2000; (b) calculate, sort, report and otherwise operate correctly and in a consistent manner for all date information processed by any software, hardware or other computer equipment, whether before, during or after the Year 2000; (c) calculate, sort, report and otherwise operate correctly, in a consistent manner and without interruption regardless whether the date on which the software, hardware or other computer equipment is operated or executed is before, during or after the Year 2000; (d) report and display all dates with a four-digit date so that the century is unambiguously identified; and (e) handle all leap years, including but not limited to the Year 2000 leap year, correctly.

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2   Expenses.
            --------

          (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel, except that each of the Parties shall bear and pay (i) one-half of the filing fees payable in connection with the Registration Statement and the applications filed with other Regulatory Authorities, and (ii) one-half of the costs incurred in connection with the printing or copying of the Proxy Statements.

          (b) Notwithstanding the provisions of Section 11.2(a) of this Agreement, if for any reason this Agreement is terminated pursuant to Sections 10.1(b) or 10.1(c) of this Agreement, the breaching Party agrees to pay the non-breaching Party (i) an amount equal to the reasonable and documented fees and expenses incurred by such non-breaching Party in connection with the examination and investigation of the breaching Party, the preparation and negotiation of this Agreement and related agreements, regulatory filings and other documents related to the transactions contemplated hereunder, including, without limitation, fees and expenses of investment banking consultants, accountants, attorneys and other agents and (ii) $1,000,000 if the breach is willful or this Agreement is terminated in contemplation of an Acquisition Proposal, which sums represent compensation for the non-breaching Party's loss as a result of the transactions contemplated by this Agreement not being consummated. Final settlement with respect to payment of such fees and expenses shall be made within thirty (30) days after the termination of this Agreement. This Section 11.2(b) shall be the non-breaching Party's sole and exclusive remedy for actionable breach by the breaching Party under this Agreement.

     11.3   Brokers and Finders.  Each of the Parties represents and warrants
            -------------------
that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby, other than Brown, Burke Capital Partners, Inc. employed by North Fulton and The Robinson-Humphrey Company employed by Premier. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Premier or North Fulton, each of Premier and North Fulton, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4   Entire Agreement.  Except as otherwise expressly provided herein,
            ----------------
this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in
Section 8.10 of this Agreement.

     11.5   Amendments.  To the extent permitted by Law, this Agreement may be
            ----------
amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of North Fulton Common Stock, there shall be made no amendment that pursuant to the GBCC requires further approval by such shareholders without the further approval of such shareholders.

     11.6   Waivers.
            -------

          (a) Prior to or at the Effective Time, Premier, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by North Fulton, to waive or extend the time for the compliance or fulfillment by North Fulton of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Premier under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing and signed by a duly authorized officer of Premier.

          (b) Prior to or at the Effective Time, North Fulton, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Premier, to waive or extend the time for the compliance or fulfillment by Premier of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of North Fulton under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing and signed by a duly authorized officer of North Fulton.

          (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7   Assignment.  Except as expressly contemplated hereby, neither this
            ----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8   Notices.  All notices or other communications which are required or
            -------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     Premier:         Premier Bancshares, Inc.
                      2180 Atlanta Plaza
                      950 East Paces Ferry Road
                      Atlanta, Georgia  30326
                      Telecopy Number: (404) 814-3672

                      Attention: Darrell D. Pittard
                      Chairman and CEO

     Copy to Counsel: Womble Carlyle Sandridge & Rice, PLLC
                      Suite 700
                      1275 Peachtree Street, N.E.
                      Atlanta, Georgia  30309
                      Telecopy Number: (404) 888-7490

                      Attention: Steven S. Dunlevie, Esq.

     North Fulton:    North Fulton Bancshares, Inc.
                      11650 Alpharetta Highway
                      Roswell, Georgia  30076
                      Telecopy Number: (770) 740-2918

                      Attention: Michael McGovern
                      Chairman of the Board

     Copy to Counsel:  Powell, Goldstein, Frazer & Murphy, LLP
                       191 Peachtree Street, N.E.
                       Atlanta, Georgia 30303
                       Telecopy Number: (404) 572-5954

                       Attention: Walter G. Moeling, Esq.

     11.9   Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

     11.10  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11  Captions.  The captions contained in this Agreement are for
            --------
reference purposes only and are not part of this Agreement.

     11.12  Enforcement of Agreement.  The Parties hereto agree that irreparable
            ------------------------
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.13  Severability.  Any term or provision of this Agreement which is
            ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                PREMIER BANCSHARES, INC.


/s/ Barbara J. Burtt                   By: /s/ Darrell D. Pittard
--------------------------------         ------------------------------
Secretary                                Darrel D. Pittard
                                         Chairman and Chief Executive Officer

[CORPORATE SEAL]


ATTEST:                                NORTH FULTON BANCSHARES, INC.


/s/ Grant R. Essex                     By: /s/ Michael McGovern
-----------------------                    -----------------------------------
Secretary                                  Michael McGovern
                                           Chairman of the Board

[CORPORATE SEAL]

                                                                       EXHIBIT 1
                                                                       ---------


                              AFFILIATE AGREEMENT


Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia  30326

North Fulton Bancshares, Inc.
11650 Alpharetta Highway
Roswell, Georgia  30076

Gentlemen:

     The undersigned is a shareholder of North Fulton Bancshares, Inc. ("North Fulton"), a corporation organized and existing under the laws of the State of Georgia, and will become a shareholder of Premier Bancshares, Inc. ("Premier" or the "Surviving Corporation") pursuant to the transactions described in the Agreement and Plan of Reorganization, dated as of April 6,1999 (the "Agreement"), by and between North Fulton and Premier. Under the terms of the Agreement, Premier and North Fulton will be merged (the "Merger") and the shares of common stock of North Fulton ("North Fulton Common Stock") will be converted into shares of common stock of the Surviving Corporation ("Surviving Corporation Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and the Surviving Corporation regarding certain rights and obligations of the undersigned in connection with the shares of the Surviving Corporation to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and the Surviving Corporation hereby agree as follows:

     1.   Affiliate Status.  The undersigned understands and agrees that as to
          ----------------
North Fulton the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

     2.   Initial Restriction on Disposition.  The undersigned agrees that the
          ----------------------------------
undersigned will not, except by operation of law, by will or under the laws of descent and distribution, sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of the Surviving Corporation Common Stock into which the undersigned's shares of North Fulton Common Stock are converted upon consummation of the Merger until such time as the Surviving Corporation notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of the Surviving Corporation and North Fulton. The Surviving Corporation agrees that it will publish such results within 45 days after the end of the first fiscal quarter of the Surviving Corporation containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

     3.   Covenants and Warranties of Undersigned.  The undersigned represents,
          ---------------------------------------
warrants and agrees that:

          (a) During the 30 days immediately preceding the effective time of the Merger, the undersigned will not, except by operation of law, by will, or under the laws of descent and distribution, sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of North Fulton Common Stock beneficially owned by the undersigned as of the date of the shareholders' meeting of North Fulton held to approve the merger.

          (b) The Surviving Corporation Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

          (c) The undersigned understands that any distribution by the undersigned of the Surviving Corporation Common Stock has not been registered under the 1933 Act and that shares of the Surviving Corporation Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that the Surviving
                              ----------------------------------------------
     Corporation is under no obligation to file a registration statement with
     ------------------------------------------------------------------------
     the SEC covering the disposition of the undersigned's shares of the
     -------------------------------------------------------------------
     Surviving Corporation Common Stock.
     -----------------------------------

     4.   Restrictions on Transfer.  The undersigned understands and agrees that
          ------------------------
stop transfer instructions with respect to the shares of the Surviving Corporation Common Stock received by the undersigned pursuant to the Merger will be given to the Surviving Corporation's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

          "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as the Surviving Corporation has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, (b) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the Surviving Corporation) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the Surviving Corporation) of the Rules and Regulations of such Act, or (c) in accordance with a legal opinion satisfactory to counsel for the Surviving Corporation that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing the Surviving Corporation securities issued subsequent to the original issuance of the Surviving Corporation Common Stock pursuant to the Merger as a result of any stock dividend, stock split or other recapitalization as long as the Surviving Corporation Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. If the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Surviving Corporation Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), the Surviving Corporation, upon the request of the undersigned, will cause the certificates representing the shares of the Surviving Corporation Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by the Surviving Corporation of an opinion of its counsel to the effect that such legend may be removed.

     5.   Understanding of Restrictions on Dispositions.  The undersigned has
          ---------------------------------------------
carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer or otherwise dispose of the shares of the Surviving Corporation Common Stock received by the undersigned, to the extent the undersigned believes necessary, with the undersigned's counsel or counsel for North Fulton.

     6.   Filing of Reports by the Surviving Corporation.  The Surviving
          ----------------------------------------------
Corporation agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of the Surviving Corporation Common Stock issued to the undersigned pursuant to the Merger.

     7.   Transfer Under Rule 145(d).  If the undersigned desires to sell or
          --------------------------
otherwise transfer the shares of the Surviving Corporation Common Stock received by the undersigned in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for the Surviving Corporation Common Stock together with such additional information as the transfer agent may reasonably request. If the Surviving Corporation's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), the Surviving Corporation shall cause such counsel to provide such opinions as may be necessary to the Surviving Corporation's transfer agent so that the undersigned may complete the proposed sale or transfer.

     8.   Acknowledgments.  The undersigned recognizes and agrees that the
          ---------------
foregoing provisions also apply to (a) the undersigned's spouse, (b) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (c) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor or in any similar capacity and (d) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of the Surviving Corporation or becomes a director or officer of the Surviving Corporation upon consummation of the Merger, among other things, any sale of the Surviving Corporation Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     9.   Miscellaneous.  This Affiliate Agreement is the complete agreement
          -------------
between the Surviving Corporation and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

     This Affiliate Agreement is executed as of the_____ day of April, 1999.

                              Very truly yours,


                               ___________________________________
                               Signature

                               ___________________________________
                               Print Name

AGREED TO AND ACCEPTED as of

April __, 1999

PREMIER BANCSHARES, INC.


By:_____________________________
     Darrell D. Pittard, Chairman
     and Chief Executive Officer

AGREED TO AND ACCEPTED as of

April __, 1999

NORTH FULTON BANCSHARES, INC.


By:_____________________________
     Michael McGovern, Chairman

                                                                       EXHIBIT 2
                                                                       ---------

                              MATTERS AS TO WHICH
                      COUNSEL TO NORTH FULTON WILL OPINE*

     1. North Fulton is a corporation duly organized, existing and in good standing under the laws of the State of Georgia with corporate power and authority to conduct its business as now conducted and to own and use its Assets.

     2. North Fulton's authorized capital stock consists of 10,000,000 shares of North Fulton Common Stock, of which 1,828,821 shares were outstanding as of the date hereof. The outstanding shares of North Fulton Common Stock are duly authorized, validly issued, fully paid and nonassessable. None of the outstanding shares of North Fulton Common Stock has been issued in violation of any statutory preemptive rights. Except as disclosed in North Fulton's

Disclosure Memorandum dated April __, 1999, to our knowledge, there are no
---------------------
options, subscriptions, warrants, calls, rights or commitments obligating North Fulton to issue equity securities or acquire its equity securities.

     3. The execution and delivery by North Fulton of the Agreement do not, and if North Fulton were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of any North Fulton Company, or, to our knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which a North Fulton Company is a party or by which a North Fulton Company is bound.

     4. North Fulton has duly authorized the execution and delivery of the Agreement and all performance by North Fulton thereunder and has duly executed and delivered the Agreement.

          5. The Agreement is enforceable against North Fulton.



______________________________

*Pursuant to the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

                                                                       EXHIBIT 3
                                                                       ---------

                         CLAIMS/INDEMNIFICATION LETTER

                                 April __, 1999

Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia  30326


Ladies and Gentlemen:

     This letter is delivered pursuant to Section 9.2(e) of the Agreement and Plan of Reorganization (the "Agreement"), dated as of April 6, 1999, by and between North Fulton Bancshares, Inc. ("North Fulton") and Premier Bancshares, Inc. ("Premier") which provides for the merger (the "Merger") of North Fulton and Premier.

     Concerning claims which I may have against North Fulton or its wholly-owned subsidiary, Milton National Bank, in my capacity as an officer or director:

          (a) Premier shall assume all liability (to the extent North Fulton was so liable) for claims for indemnification arising under North Fulton's Articles of Incorporation or Bylaws or under any indemnification contract disclosed to Premier, as existing on March 31, 1999, and for claims for salaries, wages or other compensation, employee benefits, reimbursement of expenses, or worker's compensation arising out of employment through the effective time of the Merger;

          (b) Milton National Bank shall retain all liability (to the extent it was so liable) for claims for indemnification arising under its Articles of Incorporation or Bylaws as existing on March 31, 1999, and for claims for salaries, wages, or other compensation, employee benefits, reimbursement of expenses, or worker's compensation arising out of employment through the effective time of the Merger;

          (c) In my capacity as an officer or a director, I am not aware that I have any claims (other than those referred to in paragraphs (a) or (b) above) against North Fulton or Milton National Bank (other than routine deposit, loan and other banking services conducted in the ordinary course of business with North Fulton or Milton National Bank;

          (d) I hereby release North Fulton and Milton National Bank from any and all claims which I am aware that I have against any of them in my capacity as an officer or a director, other than those referred to in paragraphs (a) or (b) above.

     By executing this letter on behalf of Premier, you shall acknowledge the assumption by Premier of the liabilities described in paragraphs (a) and (b) above.


                            Sincerely,

                            __________________________________
                            Signature of Officer or Director

                            __________________________________
                            Printed Name of Officer or Director

     On behalf of Premier, I hereby acknowledge receipt of this letter and affirm the assumption by Premier of the liabilities described in paragraph (a) and (b) above, as of this _____ day of _______________, 1999.

                         PREMIER BANCSHARES, INC.


                         By: ___________________________________________________
                                Darrell D. Pittard, Chairman and Chief Executive Officer

                                                                       EXHIBIT 4
                                                                       ---------
                              MATTERS AS TO WHICH
                         COUNSEL TO PREMIER WILL OPINE*

     1. Premier is a corporation in existence under the laws of the State of Georgia with corporate power to carry on its business as now conducted.

     2. Premier's authorized capital stock consists of 60,000,000 common shares, of which 26,102,975 shares are issued and outstanding as of the date hereof and 2,000,000 preferred shares of which 40,770 shares are issued and outstanding as of the date hereof. The outstanding shares of Premier Common Stock are duly authorized by all necessary corporate action on the part of Premier and are validly issued, fully paid and nonassessable. None of the outstanding shares of Premier Common Stock has been issued in violation of any statutory preemptive rights.

     3. The shares of Premier Common Stock to be issued in exchange for North Fulton Common Stock upon consummation of the Merger have been duly authorized by all necessary corporate action and, when issued as provided for in the Agreement, will be validly issued, fully paid and nonassessable. None of the shares of Premier Common Stock to be exchanged for North Fulton Common Stock upon consummation of the Merger will be issued in violation of any statutory preemptive rights.

     4. The execution and delivery by Premier of the Agreement and the consummation by Premier of the transactions provided in the Agreement: (a) do not violate any provision of the Articles of Incorporation or Bylaws of any Premier Company, and (b) do not violate or constitute a breach of, or a default under, any material Contract or Order to which a Premier Company is a party.

     5. The Agreement has been duly executed and delivered by Premier and is enforceable against Premier.



* subject to customary assumptions and limitations

                                                                       EXHIBIT 5
                                                                       ---------

                              SEPARATION AGREEMENT

          THIS SEPARATION AGREEMENT ("Agreement") is made and entered into as of the ___ day of _______, 1999, by and among MILTON NATIONAL BANK ("Employer"), a bank chartered under the laws of the United States, and GRANT R. ESSEX ("Employee"), a resident of Georgia.

                              W I T N E S S E T H:

          WHEREAS, Employer is the wholly-owned subsidiary of North Fulton Bancshares, Inc., a Georgia corporation;

          WHEREAS, North Fulton Bancshares, Inc. will merge with and into Premier Bancshares, Inc. (the "Holding Company") and, as a result, Employer shall become the wholly-owned subsidiary of the Holding Company (the "Merger");

          WHEREAS, it is anticipated that Employer will subsequently merge with and into Premier Bank, another wholly-owned subsidiary of the Holding Company, and, as of the effective date of such merger, all references to the term "Employer" shall include Premier Bank;

          WHEREAS, Employee currently serves as President and Chief Executive Officer of Employer and will continue serving in such capacities after the Merger as an employee-at-will;

          WHEREAS, Employer and Employee have entered into a Separation Agreement, dated as of December 15, 1998; and

          WHEREAS, the parties have determined that it will be mutually beneficial for Employee to terminate such Separation Agreement and execute a new agreement;

          NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

      1.  Effective Date. This Agreement shall become effective as of the same
          --------------
date on which the Merger becomes effective (the "Effective Date").

      2.  Termination of December 15, 1998 Separation Agreement. Effective as of
          -----------------------------------------------------
the Effective Date, Employee and Employer mutually agree to terminate the Separation Agreement dated December 15, 1998.

      3.  Payment to Employee Upon Termination of Employment. If, within one (1)
          --------------------------------------------------
year following the Effective Date, Employee's employment is terminated for any reason, other than a

Termination for Cause (as defined below), then Employer shall pay to Employee a sum equal to $240,000.00, which sum (i) shall be paid within thirty (30) days of
              ----------
the effective date of Employee's termination, (ii) shall be in satisfaction of all claims arising out of or related to the employment of Employee by Employer and (iii) shall be in consideration of the Restrictive Covenants contained in paragraphs 5, 6 and 7 hereof. This payment shall be payable whether the termination is voluntary or involuntary, unless said termination is a Termination for Cause. For purposes of this Agreement, a "Termination for Cause" shall mean a termination because of: Employee's personal dishonesty; breach of fiduciary duties involving personal profit; willful violation of any law, rule, or regulation (other than traffic violations or similar offenses); willful violation of a final cease-and-desist order; the regulatory suspension or removal of Employee; or a material breach by Employee of any provision of this Agreement following notice given to Employee by Employer and a thirty (30)-day right to cure such breach after said notice.

      4.  Payment to Employee One Year After Termination of Employment. If
          ------------------------------------------------------------
Employee qualifies for a payment under paragraph 3 above, then Employer shall pay to Employee or, in the event of Employee's death, to Employee's legal representative(s), a sum equal to $240,000.00 on the first anniversary of the
                                  -----------
effective date of Employee's termination of employment; provided that Employee shall not be entitled to payment hereunder if Employee is in breach of the Restrictive Covenants, and provided further that Employee shall refund in full to Employer, upon demand, any sums paid under this paragraph 4 in the event Employee shall violate any of the Restrictive Covenants contained in paragraphs 5, 6 and 7 hereof. The payment under this paragraph shall be additional consideration for the restrictive covenants set forth hereafter and shall be in full and final satisfaction of all claims arising out of or related to the employment of Employee by Employer or relating to this Agreement.

       5.  Nondisclosure of Confidential Information. Employee acknowledges that
           -----------------------------------------
he now possesses and will possess confidential information of a special and unique nature and value affecting and relating to the business of Employer, Premier Bank and the Holding Company (collectively, the "Protected Parties"), including, without limitation, customer lists, deposits, business records, other trade secrets, and other similar confidential information relating to the Protected Parties and the business of each (collectively, "Confidential Information"). Employee recognizes and acknowledges that all Confidential Information is the exclusive property of the Protected Parties, respectively, constitutes trade secrets of the Protected Parties, is material and confidential, and greatly affects the goodwill and business of the Protected Parties. As a material inducement to Employer to enter into this Agreement, and to continue the employ of Employee, Employee covenants and agrees that he will not at any time during the term of his employment, and for a period of two (2) years from the end of such employment, directly or indirectly, divulge, reveal, or communicate any Confidential Information to any person, firm, corporation, or entity whatsoever (other than the Protected Parties), or use any Confidential Information for his own benefit or for the benefit of others. Employee further acknowledges that said Confidential Information has material commercial value to the Protected Parties so long as it is not known by competitors of the Protected Parties and that the Protected Parties have taken reasonable steps to keep all such information and trade secrets confidential.

      6.  Non-piracy of Employees. For the period of time beginning on the
          -----------------------
Effective Date and ending two (2) years after Employee's termination of employment, for any reason, including a Termination for Cause, Employee covenants and agrees that he shall not, directly or indirectly, hire or attempt to hire, or assist anyone in hiring, any officer, director, or employee of the Protected Parties that performed work for the Protected Parties within the last twelve (12) months preceding the termination of Employee's employment with Employer, or those employees who are engaged or employed with the Protected Parties at the time of Employee's termination or resignation, for a Competitive Business. A "Competitive Business" is a business engaged in the banking or financial services businesses that is offering services and/or products identical or similar to those offered by Employer during Employee's employment with Employer. Employee has been hired by Employer to work in the business defined herein as "Competitive Business," and has worked for such business prior to the Effective Date, and Employee hereby acknowledges the reasonableness of this provision.

      7.  Non-solicitation of Customers And Noncompete.
          --------------------------------------------

          (a) For the period of time beginning on the Effective Date and ending two (2) years after Employee's termination of employment for any reason, including a Termination for Cause, Employee agrees not to, directly or indirectly, solicit or call upon any customers/clients of Employer with whom Employee has had material personal contact at any time during the last two (2) years of Employee's employment with Employer, including prospective customers/clients of Employer with whom Employee had such contact during said two-year period, if the purpose of such solicitation is to solicit these customers/clients or prospective customers/clients for a Competitive Business as defined in paragraph 6, including but not limited to any Competitive Business started by Employee. Employee acknowledges that due to his employment with Employer, he has and will develop special contacts and relationships with Employer's clients and prospects while on Employer's payroll, and that it would be unfair and harmful to Employer if Employee took advantage of these relationships in a Competitive Business.

          (b) For the period of time beginning the Effective Date and ending two
(2) years after Employee's termination of employment for any reason, including a Termination for Cause, Employee agrees not to, directly or indirectly, compete with Employer, as an officer, director, member, shareholder (other than a shareholder in a company that is publicly traded and so long as such ownership is less than three percent [3%]), owner, partner, employee, or independent contractor, by working for or engaging in a Competitive Business as defined in paragraph 6, in a capacity identical or similar to the capacity Employee served for Employer, in any Competitive Business located in the Territory. For purposes of this paragraph, the "Territory" is the Georgia counties of Fulton, Gwinnett, Forsyth and Cobb. Employee acknowledges the reasonableness of this limitation on his ability to compete with Employer, including the reasonableness of the Territory.

          (c) Employee understands and agrees that the terms and provisions of paragraphs 5, 6 and 7 (the "Restrictive Covenants") are not intended to restrict Employee in the exercise of his skills or the use of knowledge or information that does not rise to the level of a trade secret under applicable law or to the level of Confidential Information set forth in paragraph 5 above. Employee acknowledges and agrees that the purpose of the Restrictive Covenants is to prevent Employee from unfairly taking advantage of the contacts he has established while with Employer, but not to preclude Employee's opportunity to engage in his occupation in any unrelated and non-competitive field of endeavor, or to engage in directly competitive endeavors so long as they meet the requirements of this Agreement. Employee represents that his experience and abilities are such that the existence or enforcement of these provisions will not prevent him from earning an adequate livelihood and/or will not cause an undue burden to himself or his family. Employee acknowledges the reasonableness of these provisions.

          (d) Employee and Employer acknowledge that the performance by Employee of bona fide general consulting services, whether as self-employed or as an employee of a third party, to a Competitive Business in the Territory would not necessarily violate (although it could violate) the provisions of paragraphs 5, 6 and 7(a) hereof, directly or indirectly, depending upon Employee's activities as a general consultant.

      8.  Injunctions. In view of the irreparable harm and damage which the
          -----------
Protected Parties would sustain as a result of a breach by Employee of the Restrictive Covenants, and in view of the lack of an adequate remedy at law to protect the Protected Parties' interests, the Protected Parties shall have the right to receive, and Employee hereby consents to the issuance of, a preliminary and a permanent injunction enjoining Employee from any violation of the Restrictive Covenants, which injunction shall be of a duration consistent with the provisions hereof. The foregoing remedy shall be in addition to, and not in limitation of, any other rights or remedies to which the Protected Parties are or may be entitled at law or in equity respecting this Agreement. Employee acknowledges and agrees that the existence of any claim or cause of action against Employer shall not constitute a defense to the enforcement by Employee of Employee's covenants, obligations or undertakings in this Agreement.

      9.  Federal Income Tax Withholding. Employer may withhold from any
          ------------------------------
benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

      10. Effect of Prior Agreements.  This Agreement contains the entire
          --------------------------
understanding between the parties hereto and supersedes any prior written agreements and any contemporaneous oral agreements or understandings by, between, or among Employer and Employee with respect to Employee's employment or termination of employment. Employee waives and releases any and all rights, demands, causes of actions, or claims relating to or arising out of the Separation Agreement dated December 15, 1998, his employment by Employee or any rights accruing to Employee under any severance or separation policy adopted by Employer. Other than the payments set forth herein in paragraphs 3 and 4, Employee's rights, if any, in any incentive stock plan maintained by the Holding Company or rights to receive COBRA continuation benefits, Employee is entitled to no other payments or benefits upon termination of employment.

       11. General Provisions.
           ------------------

       (a) Nonassignability.  The respective rights of the Protected Parties
           ----------------
may be assigned by the Protected Parties. Neither this Agreement nor any right or interest hereunder shall be assignable by Employee, his beneficiaries or legal representatives, without the written consent of Employer; provided, however, that nothing in this paragraph 11(a) shall preclude (i) Employee from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto.

          (b) No Attachment.  Except as required by law, no right to receive
              -------------
payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

          (c) Binding Agreement.  This Agreement shall be binding upon, and
              -----------------
inure to the benefit of, Employer and Employee and their respective heirs, successors, assigns, and legal representatives.

          (d) Amendment of Agreement.  This Agreement may not be modified or
              ----------------------
amended except by an instrument in writing, signed by the parties hereto, and which specifically refers to this Agreement.

          (e) Waiver.  No term or condition of this Agreement shall be deemed to
              ------
have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

          (f) Severability.  If for any reason any provision of this Agreement
              ------------
is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

          (g) Headings.  The headings of paragraphs herein are included solely
              --------
for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          (h) Governing Law.  This Agreement has been executed and delivered in
              -------------
the State of Georgia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

          12. Rights of Third Parties. Nothing herein expressed or implied is
              -----------------------
intended to or shall be construed to confer upon or give to any person, firm, or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this

Agreement; provided, however, that the Holding Company and Premier Bank are intended third-party beneficiaries of this Agreement for the purposes of enforcing the restricted covenants set forth herein.

         13.  Notices. All notices, requests, demands, and other communications
              -------
provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the United States by registered or certified mail, or personally delivered, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

          To Employer:            Chairman, Compensation Committee
                                  Board of Directors
                                  Premier Bancshares, Inc.
                                  2180 Atlanta Plaza
                                  950 E. Paces Ferry Road
                                  Atlanta, Georgia  30326

                                        -and-

          Copy to:                Steven S. Dunlevie, Esq.
                                  Womble Carlyle Sandridge & Rice, PLLC
                                  One Atlantic Center
                                  1201 West Peachtree Street
                                  Atlanta, Georgia 30309

          To Employee:            Mr. Grant R. Essex
                                  1850 Highgrove Club Drive
                                  Alpharetta, Georgia 30004-6958

              IN WITNESS WHEREOF, Employer has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officers, and Employee has signed this Agreement, as of the Effective Date.

ATTEST:                              MILTON NATIONAL BANK


--------------------------           By:
Secretary                               ------------------------------------
                                      Its:
                                           ---------------------------------
[BANK SEAL]


                                                                      (SEAL)
--------------------------           ---------------------------------
Witness                              GRANT R. ESSEX

                                                                       EXHIBIT 6
                                                                       ---------


                               SUPPORT AGREEMENT
                               -----------------


          THIS SUPPORT AGREEMENT ("Agreement") is made and entered into as of the _____ day of April, 1999, by and between the undersigned, _____________________, a resident of ____________, Georgia, and Premier
Bancshares, Inc., a corporation organized and existing under the laws of the State of Georgia ("Premier").

          Premier and North Fulton Bancshares, Inc., a corporation organized and existing under the laws of the State of Georgia ("North Fulton"), have entered into an Agreement and Plan of Reorganization, dated as of April 6, 1999 (the "Merger Agreement"). The Merger Agreement generally provides for the merger of North Fulton into Premier (the "Merger") and the conversion of the issued and outstanding shares of the no par value common stock of North Fulton ("North Fulton Common Stock") into shares of the $1.00 par value common stock of Premier. The Merger Agreement is subject to the affirmative vote of the shareholders of North Fulton, the receipt of certain regulatory approvals, and the satisfaction of other conditions.

          The undersigned is a member of the Board of Directors of North Fulton and is the owner of ________ shares of North Fulton Common Stock and has rights by option or otherwise to acquire _______ additional shares of North Fulton Common Stock (collectively, the "Shares"). In order to induce Premier to enter into the Merger Agreement, the undersigned is entering into this Agreement with Premier to set forth certain terms and conditions governing the actions to be taken by the undersigned solely in his capacity as a shareholder of North Fulton with respect to the Shares until consummation of the Merger.

          NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

          1. Without the prior written consent of Premier, which consent shall not be unreasonably withheld, the undersigned shall not transfer, sell, assign, convey, or encumber any of the Shares during the term of this Agreement except for transfers (i) by operation of law, by will, or pursuant to the laws of descent and distribution, (ii) in which the transferee shall agree in writing to be bound by the provisions of paragraphs 1, 2, and 3 of this Agreement as fully as the undersigned, or (iii) to Premier pursuant to the terms of the Merger Agreement. Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein. Further, except with respect to the Merger, the undersigned shall not during the term of this Agreement approve or ratify any agreement or contract pursuant to which the Shares would be transferred to any other party as a result of a consolidation, merger, share exchange, or acquisition.

          2. The undersigned intends to, and will, vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) in favor of the Merger Agreement and the Merger at any meeting of shareholders of North Fulton called to vote on the Merger Agreement or the Merger or the adjournment thereof or in any other circumstance upon which a vote, consent, or other approval with respect to the Merger Agreement or the Merger is sought. Further, the undersigned intends to, and will, surrender the certificate or certificates representing the Shares over which the undersigned has dispositive authority to Premier upon consummation of the Merger as described in the Merger Agreement and hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

          3. Except as otherwise provided in this Agreement, at any meeting of shareholders of North Fulton or at any adjournment thereof or any other circumstances upon which their vote, consent, or other approval is sought, the undersigned will vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) against
(i) any merger agreement, share exchange, or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation, or winding-up of or by North Fulton or (ii) any amendment of North Fulton's Articles of Incorporation or Bylaws or other proposal or transaction involving North Fulton or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify the Merger, the Merger Agreement, or any of the other transactions contemplated thereby.

          4. The undersigned acknowledges and agrees that Premier could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that Premier, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction.

          5. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          6. The covenants and obligations set forth in this Agreement shall expire and be of no further force and effect on the earlier of: (i) November 30, 1999, or such date to which the Merger Agreement is extended; or (ii) the date on which the Merger Agreement is terminated under Section 10.1 thereof.


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

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the day and year first above written.

As to the undersigned,
signed in the presence of:


____________________________        ______________________________
                                    Name:
                                         __________________________
                                         (Please print or type)



                                    PREMIER BANCSHARES, INC.


                                    By:
                                       _________________________________________
                                         Darrell D. Pittard, Chairman of the
                                         Board and Chief Executive Officer



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